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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in (i) Registration Statement No. 33-42502 on Form S-8 pertaining to Big Lots, Inc. Director Stock Option Plan (ii) Registration Statement No. 33-42692 on Form S-8 pertaining to Big Lots, Inc. Supplemental Savings Plan (iii) Post Effective Amendment No. 2 to Registration Statement No. 33-6068 on Form S-8 pertaining to Big Lots, Inc. Executive Stock Option and Stock Appreciation Rights Plan (iv) Post Effective Amendment No. 1 to Registration Statement No. 33-19378 on Form S-8 pertaining to Big Lots, Inc. Savings Plan (v) Post Effective Amendment No. 2 to Registration Statement No. 333-2545 on Form S-3 pertaining to the issuance of Big Lots, Inc. Common Shares (vi) Registration Statement No. 333-32063 on Form S-8 pertaining to Big Lots, Inc. 1996 Performance Incentive Plan and (vii) Registration Statement No. 333-41143 on Form S-4 pertaining to the issuance of Big Lots, Inc. Common Shares of our report dated February 26, 2002, appearing in this Annual Report on Form 10-K of Big Lots, Inc. for the year ended February 2, 2002.

Deloitte & Touche LLP
Dayton, Ohio
April 29, 2002




FORM 10-K